Exhibit 99.1

NEWS RELEASE

Contact: Frank Hallowell, Interim Chief Executive Officer, Chief Financial Officer
Autoscope Technologies Corporation Phone: 612.438.2363

FOR IMMEDIATE RELEASE

Autoscope Technologies Corporation Announces Voluntary Filing of Form 15 to Suspend SEC Reporting Obligations

Minneapolis, Minn., January 17, 2023 -- Autoscope Technologies Corporation (OTCQX: AATC) today announced the filing of a Form 15 with the Securities and Exchange Commission (the “SEC”). The Company filed the Form 15 with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to terminate the registration of its common stock under Section 12(g) of the Exchange Act and to suspend its reporting obligations under Section 15(d) of the Exchange Act. The Company is eligible to suspend its reporting obligations because it has fewer than 300 holders of record of its common stock.

Frank G. Hallowell, Interim Chief Executive Officer, commented on the announcement with the following statement: “The Company’s decision to deregister was made after careful consideration of the advantages and disadvantages of being a public full reporting company and the increasing expense of compliance with the many SEC related requirements. This decision should result in a benefit to the Company's shareholders by reducing expenses and permitting management to focus its energies on operating and growing the company. Further, the Company’s supply chain constraints have passed, and the business’s profitability has returned to its normal levels. Due to these factors, along with the expected reduction of administrative and other expenses due to the delisting and deregistration, the Board has determined that it will increase the Company’s quarterly dividend amount going forward from $0.12 to $0.13 per share.”

Upon filing the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, was immediately suspended. The Company's duty to file other reports with the SEC will be terminated 90 days after filing of the Form 15. Despite the termination of registration, the Company plans to continue to disclose its financial statements on a quarterly and annual basis through the OTC Markets reporting service. The Company anticipates that its common stock will resume quoting on the OTC Markets marketplace, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading the Company's common stock.

About Autoscope Technologies Corporation

Autoscope Technologies Corporation is a global company dedicated to helping improve safety and efficiency for cities and highways by developing and delivering above-ground detection technology, applications and solutions. We give Intelligent Transportation Systems (ITS) professionals more precise and accurate information – including real-time reaction capabilities and in-depth analytics – to make more confident and proactive decisions. We are headquartered in Minneapolis, Minnesota. Visit us on the web at autoscope.com<http://autoscope.com>.

Safe Harbor Statement:  Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; developments in the demand for the Company’s products and services; relationships with the Company’s major customers and suppliers; the mix of and margins on the products we sell; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; adverse weather conditions in our markets; the impact of governmental laws, regulations, and orders, including as a result of the COVID-19 pandemic caused by the coronavirus; international presence; tariffs and other trade barriers; our success in integrating any acquisitions; potential disruptions to our supply chains (including disruptions caused by geopolitical events, military actions, work stoppages, nature disasters, or international health emergencies, such as the COVID-19 pandemic); and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s reports and other documents filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 22, 2022.